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                                                                   EXHIBIT 23(b)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the inclusion in this Joint Proxy Statement, Prospectus and Registration Statement, pursuant to Schedule 14A, of our report dated February 26, 1999, on our audits of the financial statements of MSFG, Inc.

     We also consent to the references to us under the captions "Selected Financial Data" and "Experts."


                             /s/ Moore Stephens, P.C.
                             MOORE STEPHENS, P.C.
                             Certified Public Accountants.
Cranford, New Jersey
January 27, 2000